Exhibit 3.01(e)
                            CERTIFICATE OF AMENDMENT

                                       OF

                       CERTIFICATE OF DESIGNATION FOR THE

                  SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

                                       OF

                                   ATMI, INC.


                         Pursuant to Section 151 of the
                         General Corporation Law of the
                                State of Delaware


               ATMI, Inc., a Delaware corporation (the "Company"), hereby certifies as follows:

               FIRST: The name of the Company is ATMI, Inc.

               SECOND: The Certificate of Designation for the Series A Junior Participating Preferred Stock of the Company (the "Series A Certificate of Designation") was filed with the office of the Secretary of State of the State of Delaware on October 16, 2000.

               THIRD: Section 1 of the Series A Certificate of Designation is hereby amended so that it shall read in its entirety as follows:

                    "SECTION 1.  Designation and Amount.  The designation of the series of Preferred Stock created by this resolution shall be `Series A Junior Participating Preferred Stock' and the number of shares constituting such series shall be 500,000."

          FOURTH: The foregoing amendment to the Series A Certificate of Designation was adopted by the Board of Directors of the Company pursuant to a resolution adopted on December 18, 2001.

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     IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury this 20th day of December, 2001.


                                           ATMI, INC.


                                           By: /s/ Daniel P. Sharkey
                                               ---------------------
                                                Daniel P. Sharkey
                                                Vice President, Chief Financial
                                                Officer and Treasurer


Attest:

/s/ Ward Stevens
--------------------
Ward Stevens
Secretary